EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
China Elite Information Co., Ltd.

We hereby consent to the use in this Form 10-KSB of China Elite Information Co., Ltd. of our report dated December 22, 2003, with respect to the financial statements of Relocate411.com, Inc. (now known as China Elite Information Co., Ltd.) for the year ended November 30, 2003, to be filed with the Securities and Exchange Commission.

/s/Gately & Associates, LLC
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Gately and Associates, Inc.
Altamonte Springs, FL

February 28, 2005